FIRST LEASE AMENDMENT



AGREEMENT, made this ____ day of _________, 2000 between CMF CAPITAL COMPANY, L.L.C., having an address at c/o BDG Management, Inc., 6800 Jericho Turnpike, Syosset, New York 11791 (the "Landlord") and ATC HEALTHCARE SERVICES, INC., having an address at 1983 Marcus Avenue, Lake Success, New York 11042 (the "Tenant").

                                W I T N E S E T H

WHEREAS, Landlord's predecessor in interest, Matterhorn USA, Inc. and Tenant entered into a lease agreement, dated December 20, 1999 (the "Lease") for the rental of approximately 11,785 rentable square feet at 1983 Marcus Avenue, Lake Success, New York (the "Original Demised Premises"); and

            WHEREAS, the parties are desirous of amending the Lease so as to increase the amount of space leased by Tenant from Landlord (the additional space is sometimes hereinafter referred to as the "Expansion Space") upon the terms and conditions provided herein.

            NOW,  THEREFORE,   in  consideration  of  the  mutual  promises  and
covenants contained herein, it is hereby agreed as follows:

      1. The total rentable square foot area as indicated in the Lease is hereby amended and increased from 11,785 rentable square feet to 13,770 rentable square feet, which premises consists of the areas shown on Schedule "A" annexed hereto and made a part hereof.

      2. The Base Rent is hereby amended and increased by the amount of Forty Seven Thousand Six Hundred Forty ($47,640.00) Dollars per annum ($3,970.00 per month).

      3. Tenant's Pro Rata Share set forth in subparagraph 1.02.2 of the Lease shall be increased from 3.74% to 4.37%.

      4. The following paragraph shall be added to the Lease in connection with Landlord's Work for the Expansion Space:

      4.02.1Landlord shall have no obligation to alter, improve, decorate, or otherwise prepare the Expansion Space for Tenant's occupancy except that Landlord shall perform such items of work, so as to modify the existing conditions at the Expansion Space pursuant to the attached plans, valued at up to $2,997.50 (hereinafter "Landord's Expansion Space Initial Work"). Any and all costs for Landlord's Expansion Space Initial Work shall be borne by Tenant and paid to Landlord as Additional Rent. In the event that Landlord's Expansion Space Initial Work costs less than $2,997.50, Tenant shall not be entitled to any abatement or reimbursement whatsoever for the unused amount allocated for Landlord's Expansion Space Initial Work. Landlord shall proceed with such Landlord's Expansion Space Initial Work with due diligence, subject to delays by causes beyond its reasonable control and to the vacating and surrendering of all or part of the Expansion Space by any present occupant thereof. If Landlord is required by the terms hereof to do any such work without expense to Tenant and the cost of such work is increased due to any delay resulting from any act or omission of Tenant, it agents or employees, Tenant shall forthwith pay the Landlord as additional rent an amount equal to such increase in cost. For the purposes of this First Lease Amendment, the Expansion Space shall be deemed "substantially ready for occupancy" when the major construction aspects of Landlord's Expansion Space Initial Work are substantially completed, although minor items are not completed. Such minor uncompleted items may include touch-up plastering or painting, so-called "punch list" items or any other uncompleted construction or improvement which does not unreasonably interfere with Tenant's ability to carry on its business in the Expansion Space. Tenant shall periodically inspect Landlord's Expansion Space Initial Work, as hereinafter provided, and make any objections thereto without delay so as to mitigate changes, delays and costs.

      5.  Section  4.03  of  the  Lease  is  hereby  amended  as  follows:   (i)
$3,535,500.00  shall be replaced with  $4,131,000.00.  (ii) $282,840.00 shall be replaced with [$330,480.00]. (iii) $35,355.00 shall be replaced with [ ].

      6. The effective date of this First Lease Amendment shall be the date that Landlord gives notice to Tenant that the Expansion Space is substantially ready for occupancy or upon the date that Tenant is actually occupying the Expansion Space, whichever is earlier. Notwithstanding anything to the contrary herein, if Landlord shall be delayed in substantially completing Landlord's Expansion Space Work due to any acts and/or omissions of Tenant, including but not limited to
(i) Tenant's request for materials, finishes or installations other than Landlord's standard, (ii) Tenant's changes in any plans, (iii) the performance of work by a person, firm or corporation employed by Tenant and delays in the completion of said work by said person, firm or corporation, (iv) Tenant's delays in submitting any plans or specifications, and approving plans or specifications or estimates, or in supplying information, (v) by reason of any additional non-standard work requested by Tenant, then the effective date of this First Lease Amendment shall be accelerated by the number of days of such delay. Notwithstanding anything to the contrary herein, Tenant shall continue to pay all rent and comply with all other terms and conditions of the Lease upon the execution of this First Lease Amendment until the effective date of this First Lease Amendment, at which time said terms and conditions shall be amended as expressly provided herein.

      7. Tenant shall be entitled to an additional eight (8) car spots in the underground parking lot.

      8. Tenant represents that it has dealt with no broker other than Sutton & Edwards, Inc. (hereinafter the "Broker") in connection with this First Lease Amendment and Tenant hereby agrees to indemnify and hold Landlord harmless of and from any and all losses, costs, damages or expense (including, without limitation attorneys' fees and disbursements) incurred by Landlord by reason of any claim of or liability to any other broker who claims to have dealt with Tenant in connection with this First Lease Amendment. Landlord shall pay the Broker such brokerage fee as may be due it pursuant to and in accordance with Landlord's separate agreement with the Broker.

      9. The security set forth in Section 36.01 of the Lease shall be increased from $47,140.00 to $________________.

      10. It is expressly understood and agreed that submission by Landlord of the within First Lease Amendment is for review and execution by Tenant and shall confer no rights nor impose any obligation on either party unless or until both Landlord and Tenant shall have executed this First Lease Amendment and duplicates and originals thereof shall have been delivered to the respective parties hereto.

      11. Except as otherwise set forth herein, all other terms and conditions of the Lease are ratified, confirmed and remain in full force and effect.


            IN WITNESS WHEREOF, the parties have signed and delivered this First Lease Amendment as of the date first above written.



                                 CMF CAPITAL COMPANY, L.L.C.

                                 By: GE CAPITAL REALTY GROUP, INC.
                                     its servicer


                                 By:________________________________
                                          Name:
                                          Title:


                                 ATC HEALTHCARE SERVICES, INC.


                                 By:________________________________
                                          Name:
                                          Title:


                                     SCHEDULE A


                [Plan of Original Demised Premises and Expansion
                              Space to be Attached]